Share Exchange Agreement

This Share Exchange Agreement (the “Agreement”) is effective September 27, 2024,

BETWEEN:	Taylormade Investments LLC (the “Shareholder”), an Limited Liability Company with an address located at:

3634 E 49th st
Tulsa Oklahoma 74135

[SHAREHOLDER COMPLETE ADDRESS]

AND:	Endless Corporation (the “Company”), a company organized and existing under the laws of the State of Oklahoma, with its office located at:

10026A S. Mingo RD., #232
Tulsa, Oklahoma 74133

The Shareholder represents that he/she is the owner of 1,250 Common Stock shares in the share capital of the Company.

The Shareholder intends to exchange the Common Stock Shares for 750,000 of Preferred Stock shares in the share capital of the Company and the Company intends to give effect to such an exchange.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	SHARES EXCHANGED AND EXCHANGE PRICE

1.1.	Subject to the terms and conditions in this Agreement, the Shareholder offers Common Stock Shares to the Company and to give effect to this delivers to the Company certificates to evidence this transfer.

1.2.	The exchange price for the Common Shares is $750,000 which has been determined to be the fair market value the shareholder invested with the Company.

2.	PAYMENT OF THE EXCHANGE PRICE

The Shareholder acknowledges that he has received a certificate representing 750,000 of Preferred Stock shares of the Company. The Company determines that the Preferred Stock shares have an aggregate fair market value of $750,000 and the fair equivalent of a consideration payable in cash of $750,000 for the Preferred Stock shares issued.

3.	SHAREHOLDER’S REPRESENTATIONS AND WARRANTIES

1.1.	The Shareholder warrants to the Company that:

1.1.1.	the Common Shares are owned truthfully and genuinely owned by the Shareholder;

1.1.2.	the Common Shares have been duly issued and are outstanding as fully paid and non- assessable shares;

1.1.3.	the Shareholder is a resident of United States for the purposes of the Income Tax.

1.1.4.	the exchange and delivery of the Common Shares as provided for in this Agreement shall not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both, constitutes a breach of or default under any agreement, instrument, order, judgment or decree to which the Shareholder is subject;

1.1.5.	this Agreement constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of the United States generally affecting enforceability of creditors’ rights.

4.	CORPORATION’S REPRESENTATIONS AND WARRANTIES

1.1.	The Corporation represents and warrants to the Shareholder that:

1.1.1.	the Corporation is a corporation incorporated under the laws of the State of Oklahoma, in the United States of America and operates under these laws;

1.1.2.	all necessary corporate action and proceedings have been taken to permit the execution of this Agreement. No approval or consent of any public or private authority is required to enter into this Agreement or to consummate the transaction provided for herein;

1.1.3.	the aforementioned actions do not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both constitutes a breach of or default under the articles or by-laws of the Corporation or under any agreement, instrument, order, judgment or decree to which the Corporation is subject;

1.1.4.	the Preferred Stock shares has been validly allotted and issued and is registered in the name of the Shareholder;

1.1.5.	the Corporation is a taxable United States corporation within the meaning of the Federal Laws and the laws of the State of Oklahoma; and

1.1.6.	this Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors’ rights.

5.	STATED CAPITAL ACCOUNT AND PRICE ADJUSTMENT CLAUSE

1.1.	The Shareholder and the Corporation agree that the Corporation shall, in accordance with the by- laws of Endless Corporation, add $750,000 to the shareholders stated capital account in respect of the Preferred Stock shares, being an amount equal to the Exchange Price.

1.2.	The Company hereto confirms that it is their intention that the Exchange Price shall represent the fair market value of the amount the shareholder invested with the Company. The Company hereto agrees that in the event either, directly or indirectly, the value is assessed or reassessed either by governmental authority or both of the Company hereto or otherwise make a final determination (collectively referred to herein as the “Final Determination”) on the basis that the fair market value (the “Adjusted Fair Market Value”) of the Common Shares as of their date of disposition is greater or less than the Exchange Price, the Exchange Price shall be adjusted by an amount equal to the difference between the Exchange Price and the Adjusted Fair Market Value (the “Price Difference”) and an amount equal to the Price Difference shall be added or subtracted, as the case may be, to or from the Exchange Price and the proper adjustment shall be made to the redemption price of the Preferred Stock shares as provided for in the articles of the Corporation.

1.3.	In the event that the Shareholder and the Corporation do not agree with the Adjusted Fair Market Value, the Exchange Price shall be adjusted to equal the amount determined by final judgment of a competent court (the “Judicial Fair Market Value”) and the provisions of paragraph 5.1.2 apply mutatis mutandis to such adjustment.

6.	MISCELLANEOUS

1.1.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, executors, legal representatives, successors and assigns.

1.2.	This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements and understandings, if any.

1.3.	The representations and warranties set forth in Articles 3 and 4 hereof shall survive the exchange of the Common Shares hereunder.

1.4.	The Company hereto covenants and agrees that it will from time to time hereafter execute and deliver such additional documents and instruments and do such acts and things as may be reasonably necessary fully and effectually to assign and transfer the Common Stock shares to the Corporation pursuant to this Agreement and to otherwise carry out the intent and purpose of this Agreement.

1.5.	This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma and the applicable laws of the United States of America. The courts of the State of Oklahoma shall have non-exclusive jurisdiction with respect to any matter arising hereunder or related hereto.

1.6.	All notices, requests, demands and other communications in connection herewith shall be in writing with specific reference to this Agreement and shall be deemed to have been duly delivered when

a)	personally delivered to a responsible officer of such party; or

a)	except during a period of strike, lockout or other postal disruption, sent by registered mail, postage prepaid; or

b)	sent by telex, telegraph, telecopier or other form of recorded communication, charges prepaid, confirmed by prepaid registered mail;

as follows:

1.6..1.	If to the Shareholder:

Zachary Emond
[NAME]
3634 e 49th st Tulsa
Oklahoma 74135

[FULL ADDRESS]
[COUNTRY], [STATE/PROVINCE]

1.6..2.	If to the Corporation:

Endless Corporation
10026A S. Mingo RD., #232
Tulsa, Oklahoma 74133
Attn: Travis Dahm

or such other address as either party may from time to time specify by notice to be given to the other party for such purpose in writing at least 30 days in advance.

1.7.	The effective date and closing date for the exchange of the Common Shares herein provided for shall be 12:00 a.m. on the 27th day of September 2024, (the “Closing Date”).

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

SHAREHOLDER

Authorized Signature
Zachary Emond

Print Name and Title Print Name and Title

Royalty Stock Exchange Agreement

This Royalty Stock Exchange Agreement (the “Agreement”) is effective September 27, 2024,

BETWEEN:	Taylormade Investments LLC (the “Investor”), an Limited Liability Company with an address located at:
3634 E 49th st Tulsa
Oklahoma 74135
[INVESTOR COMPLETE ADDRESS]

AND:	Endless Corporation (the “Company”), a company organized and existing under the laws of the State of Oklahoma, with its office located at:

10026A S. Mingo RD., #232
Tulsa, Oklahoma 74133

WHEREAS, The Investor is a party to that certain Royalty Agreement dated September 11, 2023 (the “Royalty Agreement”).

WHEREAS, Having been made aware of the intention of the Company to raise capital via a public offering under Regulation A+ – Conditional Small Issues Exemption, Title 15 of the United States Code of Federal Regulations (the “Regulation A Offering”), the Investor desires, and Company agrees, to terminate the Royalty Agreement in exchange for an equity position in the Company as follows:

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	ROYALTY AGREEMENT EXCHANGED AND CANCELED FOR SHARES AND EXCHANGE PRICE

1.1.	Subject to the terms and conditions in this Agreement, the Investor offers its Royalty Agreement with the Company to the Company in exchange and cancellation for Preferred Stock shares of the Company.

1.2.	The exchange price for the Royalty Agreement is $250,000 which the Parties agree is the fair market value of the Royalty Agreement.

1.3.	In addition, the Company agrees to award the Investor a Preferred Stock shares bonus in the amount of 250,000 Preferred Stock shares of the Company in lieu of accepting a Cash Buy-Out.

2.	PAYMENT OF THE ROYALTY AGREEMENT EXCHANGE AND CANCELLATION AND PRICE IN SHARES

The Investor acknowledges that he/she has received a certificate representing 250,000 of Preferred Stock shares of the Company. The Company determines that the Preferred Stock shares have an aggregate fair market value of $250,000 and the fair equivalent of a consideration payable in cash of $250,000 for the exchange and cancellation of the Royalty Agreement. In addition, the Investor acknowledges that he/she has received an additional certificate representing 250,000 of Preferred Stock shares of the Company.

The Company determines that the Preferred Stock shares and Preferred Stock bonus shares have an aggregate fair market value of $500,000.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES

1.1.	The Investor warrants to the Company that:

1.1.1.	the Royalty Agreement is owned truthfully and genuinely owned by the Investor;

1.1.2.	the Royalty Agreement has been duly issued and are outstanding as and non-assessable;

1.1.3.	the Investor is a resident of United States for the purposes of the Income Tax.

1.1.4.	the Cash Buy-Out and/or exchange and cancellation delivery of the Royalty Agreement as provided for in this Agreement shall not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both, constitutes a breach of or default under any agreement, instrument, order, judgment or decree to which the Investor is subject;

1.1.5.	this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of the United States generally affecting enforceability of creditors’ rights.

4.	CORPORATION’S REPRESENTATIONS AND WARRANTIES

1.1.	The Corporation represents and warrants to the Investor that:

1.1.1.	the Corporation is a corporation incorporated under the laws of the State of Oklahoma, in the United States of America and operates under these laws;

1.1.2.	all necessary corporate action and proceedings have been taken to permit the execution of this Agreement. No approval or consent of any public or private authority is required to enter into this Agreement or to consummate the transaction provided for herein;
1.1.3.	the aforementioned actions do not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both constitutes a breach of or default under the articles or by-laws of the Corporation or under any agreement, instrument, order, judgment or decree to which the Corporation is subject;

1.1.4.	the Preferred Stock shares has been validly allotted and issued and is registered in the name of the Investor;

1.1.5.	the Corporation is a taxable United States corporation within the meaning of the Federal Laws and the laws of the State of Oklahoma; and

1.1.6.	this Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors’ rights.

5.	STATED CAPITAL ACCOUNT AND PRICE ADJUSTMENT CLAUSE

1.1.	The Investor and the Corporation agree that the Corporation shall, in accordance with the by- laws of Endless Corporation, add $500,000 to the investors stated capital account in respect of the Preferred Stock shares, being an amount equal to the Exchange Price.

1.2.	The Company hereto confirms that it is their intention that the Exchange Price shall represent the fair market value of the amount the shareholder invested with the Company plus Preferred Stock bonus shares. The Company hereto agrees that in the event either, directly or indirectly, the value is assessed or reassessed either by governmental authority or both of the Company hereto or otherwise make a final determination (collectively referred to herein as the “Final Determination”) on the basis that the fair market value (the “Adjusted Fair Market Value”) of the Common Shares as of their date of disposition is greater or less than the Exchange Price, the Exchange Price shall be adjusted by an amount equal to the difference between the Exchange Price and the Adjusted Fair Market Value (the “Price Difference”) and an amount equal to the Price Difference shall be added or subtracted, as the case may be, to or from the Exchange Price and the proper adjustment shall be made to the redemption price of the Preferred Stock shares as provided for in the articles of the Corporation.

1.3.	In the event that the Investor and the Corporation do not agree with the Adjusted Fair Market Value, the Exchange Price shall be adjusted to equal the amount determined by final judgment of a competent court (the “Judicial Fair Market Value”) and the provisions of paragraph 5.1.2 apply mutatis mutandis to such adjustment.

6.	MISCELLANEOUS

1.1.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, executors, legal representatives, successors and assigns.

1.2.	This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements and understandings, if any.

1.3.	The representations and warranties set forth in Articles 5 and 6 hereof shall survive the exchange and cancellation of the Royalty Agreement hereunder.

1.4.	The Company hereto covenants and agrees that it will from time to time hereafter execute and deliver such additional documents and instruments and do such acts and things as may be reasonably necessary fully and effectually to exchange and cancel the Royalty Agreement pursuant to this Agreement and to otherwise carry out the intent and purpose of this Agreement.

1.5.	This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma and the applicable laws of the United States of America. The courts of the State of Oklahoma shall have non-exclusive jurisdiction with respect to any matter arising hereunder or related hereto.

1.6.	All notices, requests, demands and other communications in connection herewith shall be in writing with specific reference to this Agreement and shall be deemed to have been duly delivered when

a)	personally delivered to a responsible officer of such party; or

a)	except during a period of strike, lockout or other postal disruption, sent by registered mail, postage prepaid; or

b)	sent by telex, telegraph, telecopier or other form of recorded communication, charges prepaid, confirmed by prepaid registered mail;

as follows:

1.6..1. If to the Investor:

Zachary Emond
[NAME]
3634 E 49th st tulsa
Oklahoma 74135

[FULL ADDRESS]

[COUNTRY], [STATE/PROVINCE]

1.6..2. If to the Corporation:

Endless Corporation 10026A S. Mingo RD., #232

Tulsa, Oklahoma 74133 Attn: Travis Dahm

or such other address as either party may from time to time specify by notice to be given to the other party for such purpose in writing at least 30 days in advance.

1.7.	The effective date and closing date for the exchange and cancellation of the Royalty Agreement herein provided for shall be at 12:00 a.m. on the 27th day of September 2024, (the “Closing Date”).

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

INVESTOR	Endless Corporation

Authorized Signature	Authorized Signature
Zachary Emond
Travis Dahm, Secretary
Print Name and Title	Print Name and Title